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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-110280 and 811-21463 of Columbus Funds, Inc. on Form N-1A of our report dated December 22, 2003 and to the reference to us under the heading "Independent Auditors," appearing in the Statement of Additional Information, which is part of this Registration Statement.

December 22, 2003
Milwaukee, Wisconsin